Exhibit 99.01

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action to be taken, you should immediately consult your broker, bank manager, lawyer, accountant, investment advisor or other professional.

Letter of Transmittal

Offer to Exchange

$253,979,000 5.613% Senior Notes, Series B due 2017
For Any and All Outstanding
$253,979,000 5.613% Senior Notes, Series A due 2017

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON            , 2007, UNLESS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

Delivery to:

Wells Fargo Bank, N.A.

As Exchange Agent

By Registered or Certified Mail:	By Hand or Overnight Courier:

Wells Fargo Bank, N.A. Corporate Trust Operations P.O. Box 1517 Minneapolis, Minnesota 55480-1517	Wells Fargo Bank, N.A. Corporate Trust Operations N9303-121 6th & Marquette Avenue Minneapolis, Minnesota 55479

Confirm by Telephone:
1-800-344-5128

Your delivery of this letter of transmittal will not be valid unless you deliver it to one of the addresses, or transmit it to the facsimile number, set forth above. Please carefully read this entire document, including the instructions, before completing this letter of transmittal. Do not deliver this letter of transmittal to Xcel Energy Inc. (“Xcel Energy”).

By completing this letter of transmittal, you acknowledge that you have received Xcel Energy’s prospectus, dated            , 2007, and this letter of transmittal, which together constitute the “exchange offer.”  This letter of transmittal and the prospectus have been delivered to you in connection with Xcel Energy’s offer to exchange $1,000, or integral multiples thereof, in principal amount of its 5.613% Senior Notes, Series B due 2017, which have been registered under the Securities Act of 1933 (the “exchange notes”), for $1,000, or integral multiples thereof, in principal amount of its outstanding 5.613% Senior Notes, Series A due 2017 (the “outstanding notes”). Currently, $253,979,000 in principal amount of the outstanding notes are issued and outstanding.

Xcel Energy reserves the right, at any time or from time to time, to extend this exchange offer at its discretion, in which event the expiration date will mean the latest date and time to which the offer to exchange is extended.

This letter of transmittal is to be completed by the holder (as defined below) of outstanding notes if:

(1)           the holder is delivering certificates for outstanding notes with this letter of transmittal, or

(2)           the tender of certificates for outstanding notes will be made by book-entry transfer to the account maintained by Wells Fargo Bank, N.A., the exchange agent, for the outstanding notes and the exchange notes, at The Depository Trust Company (“DTC”) according to the procedures described in the prospectus under the headings “The Exchange Offer – Procedures for Tendering Outstanding Notes” and “– Book-Entry Transfers.”  Please note that delivery of documents required by this letter of transmittal to DTC does not constitute delivery to the exchange agent.

A holder may also tender its outstanding notes by means of DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that system. If delivery is made through ATOP, the holder must transmit an agent’s message to the exchange agent’s account at DTC. The term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the tendering participant stating that such participant has received and agrees to be bound by this letter of transmittal and that Xcel Energy may enforce this letter of transmittal against the holder.

You may tender your outstanding notes according to the guaranteed delivery procedures described in this letter of transmittal if:

(1)           your outstanding notes are not immediately available; or

(2)           you cannot deliver your outstanding notes, this letter of transmittal and all other required documents to the exchange agent or complete the procedures for book-entry transfer prior to the expiration date.

More complete information about guaranteed delivery procedures is contained in the prospectus under the heading “The Exchange Offer – Guaranteed Delivery Procedures.”  You should also read Instruction 1 to determine whether or not this section applies to you.

As used in this letter of transmittal, the term “holder” means (1) any person in whose name outstanding notes are registered on the books of Xcel Energy, (2) any other person who has obtained a properly executed bond power from a registered holder or (3) any person whose outstanding notes are held of record by DTC who desires to deliver such notes by book-entry transfer at DTC. If you decide to tender your outstanding notes, you must complete this entire letter of transmittal unless you tender your outstanding notes by means of ATOP.

You must follow the instructions in this letter of transmittal. Please read this entire document carefully.

If you have questions or need help, or if you would like additional copies of the prospectus and this letter of transmittal, you should contact the exchange agent at 1-800-344-5128 or at its address set forth above.

The method of delivery of outstanding notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by regular mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases,  you should allow sufficient time to assure timely delivery. No letters of transmittal or outstanding notes should be sent to Xcel Energy.

The undersigned has completed the appropriate boxes below and signed this letter of transmittal to indicate the action the undersigned desires to take with respect to the exchange offer.

List below the outstanding notes to which this letter of transmittal relates. If the space provided below is inadequate, the certificate numbers, principal amount of outstanding notes and principal amount of outstanding notes tendered should be listed on a separate signed schedule affixed hereto.

DESCRIPTION OF OUTSTANDING NOTES

Name(s) and Address(es) of Certificate Holder(s) (Please Complete if Blank)	Certificate Number(s) *	Aggregate Principal Amount of Outstanding Notes	Principal Amount of Outstanding Notes Tendered**

Total:

* Need not be completed if outstanding notes are being tendered by book-entry transfer.

** You will be deemed to have tendered the entire principal amount of outstanding notes represented in the column labeled “Aggregate Principal Amount of Outstanding Notes” unless you indicate otherwise in the applicable column labeled “Principal Amount of Outstanding Notes Tendered.”

By crediting the outstanding notes to the exchange agent’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the exchange offer, including, if applicable, transmitting to the exchange agent an agent’s message in which the holder of the outstanding notes acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this letter of transmittal, the participant in DTC confirms on behalf of itself and the beneficial owners of such outstanding notes all provisions of this letter of transmittal (including all representations and warranties) applicable to it and such beneficial owner as fully as if it had completed the information required in this letter of transmittal and executed and transmitted this letter of transmittal to the exchange agent.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

☐     CHECK HERE IF YOU HAVE ENCLOSED OUTSTANDING NOTES WITH THIS LETTER OF TRANSMITTAL.

COMPLETE THE FOLLOWING ONLY IF YOU ARE AN ELIGIBLE INSTITUTION (THIS TERM IS DEFINED BELOW):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐     CHECK HERE AND ENCLOSE A PHOTOCOPY OF THE NOTICE OF GUARANTEED DELIVERY IF YOU ARE DELIVERING TENDERED OUTSTANDING NOTES THROUGH A NOTICE OF GUARANTEED DELIVERY, AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s) of Outstanding Notes:

Date of Execution of Notice of Guaranteed Delivery:

Window Ticket Number (if available):

Name of Institution that Guaranteed Delivery:

Account Number (if delivered by book-entry transfer):

☐     CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN ADDITIONAL COPIES OF THE PROSPECTUS AND TEN COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name of Broker-Dealer:

Address to which copies of the prospectus are to be delivered:

SPECIAL ISSUANCE AND SPECIAL DELIVERY INSTRUCTIONS

SPECIAL ISSUANCE
INSTRUCTIONS
(See Instructions 4, 5 and 6)

Complete this section ONLY if: (1) certificates for untendered outstanding notes are to be issued in the name of someone other than you; (2) certificates for exchange notes issued in exchange for tendered and accepted outstanding notes are to be issued in the name of someone other than you; or (3) outstanding notes tendered by book-entry transfer that are not exchanged are to be returned by credit to an account maintained at DTC other than the account of the person signing this letter of transmittal.

Issue Certificate(s) to:

Name(s)
(Please Type or Print)

(Please Type or Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)

Credit unexchanged outstanding notes delivered by book-entry transfer to the book-entry transfer facility account set forth below.

(Book-Entry Transfer Facility
Account Number, If Applicable)

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 4, 5 and 6)

Complete this section ONLY if certificates for untendered outstanding notes, or exchange notes issued in exchange for tendered and accepted outstanding notes, are to be sent to someone other than you, or to you at an address other than the address shown above.

Mail and Deliver Certificate(s) to:

Name(s)
(Please Type or Print)

(Please Type or Print)

Address

(Include Zip Code)

IMPORTANT:  This letter of transmittal or a facsimile thereof or an agent’s message in lieu thereof (together with the certificates for outstanding notes or a book-entry confirmation and all other required documents) must be received by the exchange agent prior to the expiration date.

PLEASE READ THIS ENTIRE LETTER OF TRANSMITTAL CAREFULLY BEFORE COMPLETING ANY BOX ABOVE.

PLEASE ALSO COMPLETE SUBSTITUTE FORM W-9 OR APPROPRIATE INTERNAL REVENUE SERVICE (“IRS”) FORM W-8.

Ladies and Gentlemen:

According to the terms and conditions of the exchange offer, I hereby tender to Xcel Energy the principal amount of outstanding notes indicated above. At the time these notes are accepted by Xcel Energy, and exchanged for the same principal amount of exchange notes, I will sell, assign, and transfer to Xcel Energy all right, title and interest in and to the outstanding notes that I have tendered. I am aware that the exchange agent also acts as the agent of Xcel Energy. By executing this document, I irrevocably appoint the exchange agent as my agent and attorney-in-fact for the tendered outstanding notes with full power of substitution to:

(1)           deliver certificates for the outstanding notes, or transfer ownership of the outstanding notes if the outstanding notes are on the account books maintained by DTC, to Xcel Energy and deliver all accompanying evidences of transfer and authenticity to Xcel Energy; and

(2)           present the outstanding notes for transfer on the books of Xcel Energy, receive all benefits and exercise all rights of beneficial ownership of these outstanding notes, according to the terms of the exchange offer. The power of attorney granted in this paragraph is irrevocable and coupled with an interest.

I represent and warrant that I have full power and authority to tender, sell, assign and transfer the outstanding notes that I am tendering. I represent and warrant that Xcel Energy will acquire good and unencumbered title to the outstanding notes, free and clear of all liens, claims, interests, restrictions, charges and encumbrances of any kind and that the outstanding notes will not be subject to any adverse claim at the time Xcel Energy acquires them. I further represent that:

(1)           I am not an “affiliate” of Xcel Energy within the meaning of Rule 405 under the Securities Act;

(2)           I am not a broker-dealer who exchanged old notes acquired directly from Xcel Energy for my own account for outstanding notes in the original exchange offer;

(3)           I have no arrangement or understanding with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange notes;

(4)           I am acquiring the exchange notes under the exchange offer in the ordinary course of business;

(5)           I have not engaged in and do not intend to engage in a distribution, within the meaning of the Securities Act, of any exchange notes; and

(6)           I am not prohibited by any law or policy of the Securities and Exchange Commission (“SEC”) from participating in the exchange offer.

I further represent and warrant that I am either (A) not (1) an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (together with an employee benefit plan subject to ERISA, a “Plan”), (3) an entity whose underlying assets include the assets of a Plan, (4) a governmental plan, as defined in section 3(32) of ERISA (a “Governmental Plan”), (5) a church plan, as defined in section 3(33) of ERISA, that has not made an election under section 410(d) of the Code (a “Church Plan”) or (6) a non-U.S. plan; (B) a Plan or an entity whose underlying assets include the assets of a Plan and either (1) am acquiring the exchange notes in reliance on the availability of a prohibited transaction exemption contained in ERISA or the Code or granted by the Department of Labor and the acquisition and holding of the exchange notes will not result in a non-exempt prohibited transaction under section 406(b) of ERISA or section 4975(C)(1)(E) or (F) of the Code or (2) will provide an opinion of counsel satisfactory to Xcel Energy that such acquisition and holding is not a prohibited transaction under section 406 of ERISA or section 4975 of the Code, or (C) a Governmental Plan, a Church Plan or a non-U.S. plan that is not subject to (1) ERISA, (2) section 4975 of the Code or (3) any U.S. federal, state, or local laws or non-U.S. laws that regulate its investments and that prohibits or taxes (in terms of an excise or penalty tax) the acquisition of the exchange notes. I will notify Xcel Energy immediately if, at any time, I am no longer able to make the representations contained above.

I understand that the exchange offer is being made in reliance on interpretations contained in letters issued to third parties by the staff of the SEC. These letters provide that the exchange notes issued in exchange for the outstanding notes in the exchange offer may be offered for resale, resold, and otherwise transferred by a holder of exchange notes, unless that holder is an “affiliate” of Xcel Energy within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. The exchange notes must be acquired in the ordinary course of the holder’s business, and the holder must not be engaging in, must not intend to engage in, and must not have any arrangement or understanding with any person to participate in, a distribution of the exchange notes.

I understand that the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, this letter of transmittal, which shall be read and construed accordingly.

If I am a broker-dealer that will receive exchange notes for my own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, I acknowledge that I will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. However, by this acknowledgement and by delivering a prospectus, I will not be deemed to admit that I am an “underwriter” within the meaning of the Securities Act.

Upon request, I will execute and deliver any additional documents deemed by the exchange agent or Xcel Energy to be necessary or desirable to complete the assignment, transfer and purchase of the outstanding notes I have tendered.

I understand that Xcel Energy will be deemed to have accepted properly tendered outstanding notes for exchange if and when Xcel Energy gives oral (confirmed in writing) or written notice of acceptance to the exchange agent.

If, for any reason, any tendered outstanding notes are not accepted for exchange in the exchange offer, certificates for those unaccepted outstanding notes will be returned promptly after the expiration or termination of the exchange offer to me without expense to me at the address shown below or at a different address if one is listed under “Special Delivery Instructions.”  Any unaccepted outstanding notes that had been tendered by book-entry transfer will be credited to an account maintained with DTC, promptly after the expiration date.

All authority granted or agreed to be granted by this letter of transmittal will survive my death, incapacity or, if I am a corporation or institution, my dissolution, and every obligation under this letter of transmittal is binding upon my heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

I understand that tenders of outstanding notes according to the procedures described in the prospectus under the heading “The Exchange Offer – Procedures for Tendering Outstanding Notes” and in the instructions included in this letter of transmittal constitute a binding agreement between myself and Xcel Energy subject to the terms and conditions of the exchange offer.

Unless I have given other instructions in this letter of transmittal under the section “Special Issuance Instructions,” please issue the certificates representing exchange notes issued and accepted in exchange for my tendered and accepted outstanding notes in my name, and issue any replacement certificates for outstanding notes not tendered or not exchanged in my name. Similarly, unless I have instructed otherwise under the section “Special Delivery Instructions,” please send the certificates representing the exchange notes issued in exchange for tendered and accepted outstanding notes and any certificates for outstanding notes that were not tendered or exchanged, as well as any accompanying documents, to me at the address shown below my signature. If the “Special Issuance Instructions” and the “Special Delivery Instructions” are completed, please issue the certificates representing the exchange notes issued in exchange for my tendered and accepted outstanding notes in the name(s) of, and/or return any outstanding notes that were not tendered or exchanged and send such certificates to, the person(s) so indicated. I understand that if Xcel Energy does not accept any of the tendered outstanding notes for exchange, Xcel Energy has no obligation to transfer any outstanding notes from the name of the registered holder(s) according to my instructions in the “Special Issuance Instructions” and “Special Delivery Instructions” sections of this document.

THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED “DESCRIPTION OF OUTSTANDING NOTES” ABOVE AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AS SET FORTH IN SUCH BOX ABOVE.

IN ORDER TO VALIDLY TENDER OUTSTANDING NOTES FOR EXCHANGE, HOLDERS OF OUTSTANDING NOTES MUST COMPLETE, EXECUTE AND DELIVER THIS LETTER OF TRANSMITTAL.

Except as stated in the prospectus, all authority herein conferred or agreed to be conferred shall survive the death, incapacity, or dissolution of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executives, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN HERE WHETHER OR NOT OUTSTANDING NOTES ARE BEING PHYSICALLY TENDERED HEREBY.

Signature of Owner

Date:

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

The above lines must be signed by the registered holder(s) of outstanding notes as its (their) name(s) appear(s) on the certificate(s) for the outstanding notes or a DTC security position listing or by person(s) authorized to become registered holder(s) by a properly completed bond power from the registered holder(s). A copy of the completed bond power must be delivered with this letter of transmittal. If any outstanding notes tendered through this letter of transmittal are held of record by two or more joint holders, then all such holders must sign this letter of transmittal. If the signature is by trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, then such person must (1) state his or her full title below and (2) unless waived by Xcel Energy, submit evidence satisfactory to Xcel Energy of such person’s authority to act on behalf of the holder. See Instruction 4 for more information about completing this letter of transmittal.

Name(s):
(Please Type or Print)

Capacity:

Address:
(Including Zip Code)

Principal place of business (if different from address listed above):
(Including Zip Code)

Area Code and Telephone No.: ( )

Tax Identification or Social Security Numbers:

Signature Guarantee (If Required by Instruction 4)

Signature(s) Guaranteed By
An Eligible Institution:
(Authorized Signature)

(Title)

(Name and Firm)

Date:

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Exchange Offer

1.             Delivery of this Letter of Transmittal and Outstanding Notes.

The tendered outstanding notes or a confirmation of book-entry delivery, as well as a properly completed and executed copy or facsimile of this letter of transmittal or an agent’s message through ATOP and any other required documents must be received by the exchange agent at its address listed on the cover of this document prior to the expiration date. YOU ARE RESPONSIBLE FOR THE DELIVERY OF THE OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. EXCEPT UNDER THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, THE DELIVERY OF THESE DOCUMENTS WILL BE CONSIDERED TO HAVE BEEN MADE ONLY WHEN ACTUALLY RECEIVED OR CONFIRMED BY THE EXCHANGE AGENT. THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT YOUR RISK, IF SUCH DELIVERY IS BY REGULAR U.S. MAIL, IT IS RECOMMENDED THAT YOU USE REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME FOR TIMELY DELIVERY. YOU MAY REQUEST THAT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE DELIVER YOUR OUTSTANDING NOTES, THIS LETTER OF TRANSMITTAL AND ALL REQUIRED DOCUMENTS TO THE EXCHANGE AGENT. NO LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO XCEL ENERGY.

If you wish to tender your outstanding notes, but:

(a)           your outstanding notes are not immediately available; or

(b)           you cannot deliver your outstanding notes, this letter of transmittal and all other required documents to the exchange agent or complete the procedures for book-entry transfer prior to the expiration date;

you may tender your outstanding notes according to the guaranteed delivery procedures. A summary of these procedures follows, but you should read the section in the prospectus titled “The Exchange Offer – Guaranteed Delivery Procedures” for more complete information. As used in this letter of transmittal, an “Eligible Institution” is (a) a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.; (b) a commercial bank having an office or correspondent in the United States; (c) a trust company having an office or correspondent in the United States; or (d) an eligible guarantor institution as provided by Rule 17Ad-15 of the Exchange Act.

For a tender made through the guaranteed delivery procedure to be valid, the exchange agent must receive a properly completed and duly executed Notice of Guaranteed Delivery or a facsimile of that notice before the expiration date. The Notice of Guaranteed Delivery must be delivered by an Eligible Institution and must:

(a)           state your name and address;

(b)           list the certificate numbers and principal amounts of the outstanding notes being tendered;

(c)           state that tender of your outstanding notes is being made through the Notice of Guaranteed Delivery; and

(d)           guarantee that this letter of transmittal, the certificates representing the outstanding notes, or a confirmation of DTC book-entry transfer, and all other required documents will be deposited with the exchange agent by the Eligible Institution within three New York Stock Exchange trading days after the expiration date.

The exchange agent must receive your outstanding notes certificates, or a confirmation of DTC book-entry, in proper form for transfer, this letter of transmittal and all required documents within three New York Stock Exchange trading days after the expiration date or your tender will be invalid and may not be accepted for exchange.

Xcel Energy has the sole right to decide any questions about the validity, form, eligibility, time of receipt, acceptance or withdrawal of tendered outstanding notes, and its decision will be final and binding. Xcel Energy’s interpretation of the terms and conditions of the exchange offer, including the instructions contained in this letter of transmittal and in the prospectus under the heading “The Exchange Offer – Conditions to the Exchange Offer,” will be final and binding on all parties.

Xcel Energy has the absolute right to reject any or all of the tendered outstanding notes if:

(1)           the outstanding notes are not properly tendered; or

(2)           in the opinion of Xcel Energy’s counsel, the acceptance of those outstanding notes would be unlawful.

Xcel Energy may also decide to waive any conditions, defects or invalidity of tender of outstanding notes and accept such outstanding notes for exchange. Any defect or invalidity in the tender of outstanding notes that is not waived by Xcel Energy must be cured within the period of time set by Xcel Energy.

It is your responsibility to identify and cure any defect or invalidity in the tender of your outstanding notes. Your tender of outstanding notes will not be considered to have been made until any defect is cured or waived. Neither Xcel Energy, the exchange agent nor any other person is required to notify you that your tender was invalid or defective, and no one will be liable for any failure to notify you of such a defect or invalidity in your tender of outstanding notes. As soon as reasonably possible after the expiration date, the exchange agent will return to the tendering holder any outstanding notes that were invalidly tendered if the defect of invalidity has not been cured or waived.

2.             Tender by Holder.

You must be a holder of outstanding notes in order to participate in the exchange offer. If you are a beneficial holder of outstanding notes who wishes to tender, but you are not the registered holder, you must arrange with the registered holder to execute and deliver this letter of transmittal on his, her or its behalf. Before completing and executing this letter of transmittal and delivering the registered holder’s outstanding notes, you must either make appropriate arrangements to register ownership of the outstanding notes in your name, or obtain a properly executed bond power from the registered holder. The transfer of registered ownership of outstanding notes may take a long period of time.

3.             Partial Tenders.

If you are tendering less than the entire principal amount of outstanding notes represented by a certificate, you should fill in the principal amount you are tendering in the fourth column of the box entitled “Description of Outstanding Notes.”  The entire principal amount of outstanding notes listed on the certificate delivered to the exchange agent will be deemed to have been tendered unless you fill in the appropriate box. If the entire principal amount of all outstanding notes is not tendered, a certificate will be issued for the principal amount of those outstanding notes not tendered.

Unless a different address is provided in the appropriate box on this letter of transmittal, certificate(s) representing exchange notes issued in exchange for any tendered and accepted outstanding notes will be sent to the registered holder at his, her or its registered address promptly after the outstanding notes are accepted for exchange. In the case of outstanding notes tendered by book-entry transfer, any untendered outstanding notes and any exchange notes issued in exchange for tendered and accepted outstanding notes will be credited to accounts maintained with DTC.

4.             Signatures on This Letter of Transmittal; Bond Powers and Endorsements; Guarantee of Signatures.

•             If you are the registered holder of the outstanding notes tendered with this document, and are signing this letter of transmittal, your signature must match exactly with the name(s) written on the face of the outstanding notes or the DTC security position listing. There can be no alteration, enlargement or change in your signature in any manner. If certificates representing the exchange notes, or certificates issued to replace any outstanding notes you have not tendered are to be issued to you as the registered holder, do not endorse any tendered outstanding notes, and do not provide a separate bond power.

•             If you are not the registered holder, or if exchange notes or any replacement outstanding note certificates will be issued to someone other than you, you must either properly endorse the outstanding notes you have tendered or deliver with this letter of transmittal a properly completed separate bond power. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•             If you are signing this letter of transmittal but are not the registered holder(s) of any outstanding notes listed on this document under the “Description of Outstanding Notes,” the outstanding notes tendered must be endorsed or accompanied by appropriate bond powers, in each case signed in the name of the registered holder(s) exactly as it appears on the outstanding notes. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•             If this letter of transmittal, any outstanding notes tendered or any bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, that person must indicate their title or capacity when signing. Unless waived by Xcel Energy, evidence satisfactory to Xcel Energy of that person’s authority to act must be submitted with this letter of transmittal. Please note that the signatures on any endorsement or bond power must be guaranteed by an Eligible Institution.

•             All signatures on this letter of transmittal must be guaranteed by an Eligible Institution unless one of the following situations apply:

•             If this letter of transmittal is signed by the registered holder(s) of the outstanding notes tendered with this letter of transmittal and such holder(s) has not completed the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions”; or

•             If the outstanding notes are tendered for the account of an Eligible Institution.

5.             Special Issuance and Special Delivery Instructions.

If different from the name and address of the person signing this letter of transmittal, you should indicate, in the applicable box or boxes, the name and address where exchange notes issued in exchange for tendered and accepted outstanding notes or outstanding notes issued in replacement for any untendered or tendered but unaccepted outstanding notes should be issued or sent. If exchange notes or replacement outstanding notes are to be issued in a different name, you must indicate the taxpayer identification or social security number of the person named.

6.             Transfer Taxes.

Xcel Energy will pay all transfer taxes, if any, applicable to the exchange of outstanding notes in the exchange offer. However, transfer taxes will be payable by you (or by the tendering holder if you are signing this letter on behalf of a tendering holder) if:

•             certificates representing exchange notes or notes issued to replace any outstanding notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, a person other than the registered holder;

•    tendered outstanding notes are registered in the name of any person other than the person signing this letter of transmittal; or

•    a transfer tax is imposed for any reason other than the exchange of outstanding notes according to the exchange offer.

If satisfactory evidence of the payment of those taxes or an exemption from payment is not submitted with this letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder. Until those transfer taxes are paid, Xcel Energy will not be required to deliver any exchange notes required to be delivered to, or at the direction of, such tendering holder.

Except as provided in this Instruction 6, it is not necessary for transfer tax stamps to be attached to the outstanding notes listed in this letter of transmittal.

7.             Substitute Form W-9.

You must provide the exchange agent with a correct Taxpayer Identification Number (“TIN”) for the holder on the enclosed Substitute Form W-9. If the holder is an individual, the TIN is his or her social security number. If you do not provide the required information on the Substitute Form W-9, you may be subject to a 28% federal income tax withholding on certain payments made to the holders of exchange notes. Certain holders, such as corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements. For additional information, please read the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9. To prove to the exchange agent that a foreign individual qualifies as an exempt holder, the foreign individual must submit the appropriate IRS Form W-8, signed under penalties of perjury, certifying as to that individual’s exempt status. You can obtain the appropriate IRS Form W-8 from the exchange agent.

8.             Waiver of Conditions.

Xcel Energy may choose, at any time and for any reason, to amend, waive or modify certain of the conditions to the exchange offer. The conditions applicable to tenders of outstanding notes in the exchange offer are described in the prospectus under the heading “The Exchange Offer – Conditions to the Exchange Offer.”

Xcel Energy reserves the right (subject to the limitations described in the prospectus) to waive satisfaction of any or all conditions enumerated in the prospectus prior to the expiration date.

9.             Mutilated, Lost, Stolen or Destroyed Outstanding Notes.

If your outstanding notes have been mutilated, lost, stolen or destroyed, you should contact the exchange agent at the address listed on the cover page of this letter of transmittal for further instructions.

10.          Requests For Assistance or Additional Copies.

If you have questions or need assistance with respect to exchange offer procedures or would like to receive additional copies of the prospectus or this letter of transmittal, you should contact the exchange agent at the address listed in the prospectus. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offer.

TO BE COMPLETED BY ALL TENDERING HOLDERS OF OUTSTANDING NOTES

PAYOR’S NAME: Wells Fargo Bank, N.A.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certification	Part 1 — PLEASE PROVIDE YOUR TIN (OR IF AWAITING A TIN, WRITE “APPLIED FOR”) IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	TIN
(Social Security Number or Employee Identification Number)
Part 2 — For Payees Exempt From Backup Withholding (See Instruction 5)

Part 3 — Certification-Under penalties of perjury, I certify that:

(1)           The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me), and

(2)           I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)           I am a U.S. person (including a U.S. resident alien).

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SIGNATURE

DATE

You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE “APPLIED FOR” IN PART 1 OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the Payor within 60 days, the Payor is required to withhold 28 percent of all reportable payments made to me thereafter until I provide a number.

SIGNATURE	DATE

NOTE:

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE IRS AND IN BACKUP WITHHOLDING OF 28% OF ANY REPORTABLE PAYMENTS. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens:  i.e., 000-00-0000. Employer identification numbers have nine digits separated by one hyphen:  i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the NAME AND SOCIAL SECURITY NUMBER OF —

1. An individual			The individual

2. Two or more individuals (joint account)			The actual owner of the account, or, if combined funds, the first individual on the account(1)

3. Custodian account of a minor (Uniform Gift to Minors Act)			The minor(2)

4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

5. Sole proprietorship or single-owner LLC			The owner(3)

For this type of account:	Give the NAME AND EMPLOYER IDENTIFICATION NUMBER OF —

6. A valid Trust, estate or pension trust	Legal entity(4)

7. Corporate or LLC electing corporate status on Form 8832	The corporation

8. Association, club, religious, charitable, education, or other tax-exempt organization	The organization

9. Partnership or multi-member LLC	The partnership

10. A broker or registered nominee	The broker or nominee or single-owner

11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity

(1)           List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)           Circle the minor’s name and furnish the minor’s social security number.

(3)           You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(4)           List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the person, representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE:   IF NO NAME IS CIRCLED WHEN MORE THAN ONE NAME IS LISTED, THE NUMBER WILL BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

INSTRUCTIONS TO GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Purpose of Form

A person who is required to file an information return with the IRS must get your correct taxpayer identification number to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt or contributions you made to an individual retirement account. Use Substitute Form W-9 to give your correct taxpayer identification number to the person requesting your taxpayer identification number and, when applicable, (1) to certify the taxpayer identification number you are giving is correct (or you are waiting for a number to be issued), (2) to certify you are not subject to backup withholding, or (3) to claim exemption from backup withholding if you are an exempt payee. The taxpayer identification number must match the name given on the Substitute Form W-9.

Obtaining a Number

If you do not have a taxpayer identification number or you do not know your number, obtain IRS Form SS-5, Application for a Social Security Number Card, at the local office of the Social Security Administration or on-line at www.ssa.gov/online/ss5.html. You may also get this form by calling 1-800-772-1213. Use IRS Form W-7, Application for IRS Individual Taxpayer Identification Number (“ITIN”) to apply for an ITIN or IRS Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get IRS Forms W-7 and SS-4 from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at www.irs.gov.

If you do not have a number, write “Applied For” in the space for the taxpayer identification number in Part 1, sign and date the Substitute Form W-9 and return it to the payor. You must provide a payor with a taxpayer identification number within 60 days. During this 60-day period, a payor has two options for withholding on reportable interest or dividend payments:

(1)   a payor must backup withhold on any withdrawals you make from the account after 7 business days after a payor receives the Substitute Form W-9; or

(2)   a payor must backup withhold on any reportable interest or dividend payments made to your account, regardless of whether you make any withdrawals. Under this option, backup withholding must begin no later than 7 business days after a payor receives the Substitute Form W-9. Under this option, a payor must refund the amounts withheld if a payor receives your certified taxpayer identification number within the 60-day period and you are not otherwise subject to backup withholding during the period.

With respect to other reportable payments, if a payor does not receive your taxpayer identification number within the 60 days, a payor must backup withhold until you furnish your taxpayer identification number.

Certification

For interest, dividends and broker transactions, you must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct taxpayer identification number to a payor, you must cross out item 2 in Part 3 before signing the form.

Payees and Payments Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•    An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement account or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

•    The United States or any of its agencies or instrumentalities.

•    A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•    A foreign government or any of its political subdivisions, agencies or instrumentalities.

•    An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include the following:

•    A corporation.

•    A financial institution.

•    A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•    A real estate investment trust.

•    A common trust fund operated by a bank under section 584(a) of the Code.

•    An entity registered at all times during the tax year under the Investment Company Act of 1940.

•    A foreign central bank of issue.

•    A futures commission merchant registered with the Commodity Futures Trading Commission.

•    A middleman known in the investment community as a nominee or custodian.

•    An exempt charitable reminder trust, or a non-exempt trust described in section 4947 of the Code.

Payments of interest not generally subject to backup withholding include the following:

•    Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payor’s trade or business and you have not provided your current taxpayer identification number to the payor.

•    Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code).

•    Payments described in section 6049(b)(5) of the Code to non-resident aliens.

•    Payments on tax-free covenant funds under section 1451 of the Code.

•    Payments made by certain foreign organizations.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYOR. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER. ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.

Privacy Act Notice

Section 6109 of the Code requires recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. The Payor must be given the numbers whether or not recipients are required to file the tax returns. Payors must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. The penalties described below may also apply.

Penalties

(1)           Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)           Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3)           Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX ADVISOR OR THE IRS.